UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            March 4, 2008
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On March 4, 2008, Wilsons The Leather Experts Inc. (the “Company”) issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The Press Release contains information concerning the Company’s net income (loss) and basic and diluted earnings (loss) per share, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude the June 2007 equity financing adjustments and impairment charges, will also be mentioned in the Company’s earnings conference call to be held on March 4, 2008. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 furnished herewith. The Company believes that the presentation of net income (loss) and basic and diluted earnings (loss) per share before the June 2007 equity financing adjustments and impairment charges and other non-GAAP numbers calculated before the June 2007 equity financing adjustments and impairment charges provides a useful analysis for comparative purposes.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	The Press Release of the Company dated March 4, 2008, containing its financial results for the fourth quarter and full year ended February 2, 2008.

99.2	Reconciliation Table of non-GAAP numbers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: March 4, 2008	By /s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description	Method of Filing

99.1	The Press Release of the Company dated March 4, 2008, containing its financial results for the fourth quarter and full year ended February 2, 2008.	Electronic Transmission

99.2	Reconciliation Table of non-GAAP numbers.	Electronic Transmission